Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of FX Alliance Inc. of our report dated May 5, 2011, except for Note 7, Note 11, Note 14, and the financial statement schedule, which are as of September 19, 2011 relating to the consolidated financial statements and financial statement schedule, which appears in FX Alliance Inc.’s Registration Statement on Form S-1 (No. 333-176901).

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

February 9, 2012